UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

WESTMORELAND RESOURCE PARTNERS, LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34815	77-0695453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200, Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 922-6463

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On March 13, 2015, Westmoreland Resource Partners, LP (the “Partnership”), and Westmoreland Resources GP, LLC, the general partner of the Partnership (the “General Partner”), entered into a new services agreement (the “Agreement”) to replace the existing services agreement between the General Partner and the Partnership. Pursuant to the Agreement, the Partnership engaged the General Partner to continue providing administrative, engineering, operating and other services to the Partnership. Administrative services include without limitation legal, accounting, treasury, insurance administration and claims processing, risk management, health, safety and environmental, information technology, human resources, credit, payroll, internal audit and tax. The Partnership will pay the General Partner a fixed annual fee of $500,000 for certain administrative services, and reimburse the General Partner at cost for other expenses and expenditures. The term of the Agreement expires on December 31, 2015, and automatically renews for successive one year periods unless terminated.

In addition, on March 13, 2015, the Partnership, Oxford Mining Company, LLC, certain subsidiaries of the Partnership, and U.S. Bank National Association entered into Amendment No. 1 to Financing Agreement (the “Amendment”). The Amendment amends the current Financing Agreement among the parties to allow the Partnership to enter into the Agreement and make payments to the General Partner under the Agreement.

The foregoing descriptions of the Agreement and Amendment are qualified in their entirety by reference to the terms of the Agreement and the Amendment, which are attached to this current report on Form 8-K and incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors of the General Partner on March 10, 2015 approved the appointment of Ernst & Young LLP (“Ernst & Young”) as the Partnership’s independent registered public accounting firm for the fiscal year ending December 31, 2015. This action effectively dismissed Grant Thornton LLP (“Grant Thornton”) as the Partnership’s independent registered public accounting firm as of March 10, 2015.

The reports of Grant Thornton on the consolidated balance sheets of the Partnership as of December 31, 2014 (Successor) and Oxford Resource Partners, LP as of December 31, 2013 (Predecessor), and the related consolidated statements operations, partners’ capital (deficit) and cash flows for the period of December 31, 2014 (Successor) and the period from January 1, 2014 through December 31, 2014 and the year ended December 31, 2013 (Predecessor) did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Partnership’s consolidated financial statements for the period of December 31, 2014 (Successor) and the period from January 1, 2014 through December 31, 2014 and the year ended December 31, 2013 (Predecessor), and in the subsequent interim period through March 10, 2015, there were no disagreements with Grant Thornton on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) at December 31, 2014 (Successor) and the period from January 1, 2014 through December 31, 2014 and the year ended December 31, 2013 (Predecessor), or in the subsequent period through March 10, 2015.

The Partnership has provided a copy of the foregoing disclosures to Grant Thornton and requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission stating whether Grant Thornton agrees with the above statements. A copy of Grant Thornton’s letter, dated March 16, 2015, is filed as Exhibit 16.1 to this Form 8-K.

At December 31, 2014 (Successor) and the period from January 1, 2014 through December 31, 2014 and the year ended December 31, 2013 (Predecessor) and in the subsequent interim period through March 10, 2015, the Partnership has not consulted with Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Partnership’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Services Agreement dated as of March 13, 2015, by and between Westmoreland Resources GP, LLC and Westmoreland Resource Partners, LP

10.2	Amendment No. 1 to Financing Agreement, dated as of March 13, 2015, by and among Oxford Mining Company, LLC, Westmoreland Resource Partners, LP and each of its other subsidiaries, the lenders party thereto and U.S. Bank National Association

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated March 16, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: March 16, 2015	By:	/s/ Samuel N. Hagreen
Samuel N. Hagreen
Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Services Agreement dated as of March 13, 2015, by and between Westmoreland Resources GP, LLC and Westmoreland Resource Partners, LP

10.2	Amendment No. 1 to Financing Agreement, dated as of March 13, 2015, by and among Oxford Mining Company, LLC, Westmoreland Resource Partners, LP and each of its other subsidiaries, the lenders party thereto and U.S. Bank National Association

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated March 16, 2015